UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 23, 2021
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Carrols Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware		001-33174	83-3804854
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street
Syracuse,	New York		13203
(Address of principal executive office)			(Zip Code)

Registrant’s telephone number, including area code:		(315)	424-0513

N/A
(Former name or former address, if changed since last report.)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TAST	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. REGULATION FD DISCLOSURE.

On June 23, 2021, Carrols Restaurant Group, Inc. (the "Company") issued a press release, the entire text of which is attached as Exhibit 99.1 and is incorporated by reference herein.

In connection with a senior notes offering, the Company is disclosing under this Item 7.01 of this Current Report on Form 8-K the information included as Exhibit 99.2, which is being disclosed to prospective investors in a confidential Preliminary Offering Memorandum (the “Preliminary Offering Memorandum”).

This information, some of which has not been previously reported (including certain unaudited historical financial information for the twelve months ended April 4, 2021 including EBITDA, Adjusted EBITDA, Adjusted Restaurant-Level EBITDA and Adjusted net income (loss) and reconciliations of these non-GAAP measures to net income (loss) and, in the case of Adjusted Restaurant-Level EBITDA, to income (loss) from operations), is excerpted from the Preliminary Offering Memorandum.

The Company will also be providing certain information with respect to, among other things, the expected entry by the Company into an amendment to the Credit Agreement (as amended, the "Senior Credit Facility") dated as of April 30, 2019 among the Company, as borrower, the subsidiaries party thereto, as guarantors, the lenders party thereto, as lenders and Wells Fargo Bank, National Association, as administrative agent and a lender. As amended, the Senior Credit Facility is expected to revise (a) the initial amount for calculating the Available Amount (as defined in the Senior Credit Facility) from $27.0 million to $50.0 million which is utilized, among other items, in determining the amount of Restricted Payments (as defined in the Senior Credit Facility) and Permitted Investments (as defined in the Senior Credit Facility), (b) the calculation of the Company's ability to incur an Incremental Term Loan (as defined in the Senior Credit Facility) or an increase to the Revolving Committed Amount from $135.0 million to $180.0 million, and (c) the general basket for Restricted Payments, Permitted Investments and Restricted Junior Debt Payment (as defined in the Senior Credit Facility) from an aggregate amount not to exceed the greater of (i) $27.0 million and (ii) 20% of Consolidated EBITDA (as defined in the Senior Credit Facility) as of the most recently completed Reference Period (as defined in the Senior Credit Facility) to (i) $50.0 million and (ii) 40% of Consolidated EBITDA as of the most recently completed Reference Period. In addition, the Senior Credit Facility, as amended, is expected to revise the Total Net Leverage Ratio required for the Company to make Restricted Payments or prepay Junior Debt (as defined in the Senior Credit Facility) with unutilized Available Amount from 3.00 to 1.00 to 4.00 to 1.00. Furthermore, the Senior Credit Facility, as amended, provides for affiliates of the Company to acquire up to 20% of the outstanding term loans pursuant to certain transactions. As the final terms of the amendment to the Senior Credit Facility have not been agreed upon, the final terms may differ from those set forth herein. There can be no assurance that the Company will enter into the amendment to the Senior Credit Facility on such terms, or at all.

The information in this Current Report on Form 8-K, including the exhibits hereto, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company (regardless of any general incorporation language in such filing), except as expressly set forth by specific reference in such filing.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits
99.1	Carrols Restaurant Group, Inc. Press Release, dated June 23, 2021
99.2	Excerpts from the Carrols Restaurant Group, Inc. Preliminary Offering Memorandum, dated June 23, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2021

CARROLS RESTAURANT GROUP, INC.

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Vice President, Chief Financial Officer and Treasurer